ALTIRIS – HP CONFIDENTIAL	EXHIBIT 10.5J

AMENDMENT NUMBER 7

TO

LICENSE AND DISTRIBUTION AGREEMENT

This Amendment Number 7 to License and Distribution Agreement (the “Amendment”) is entered into as of April 26, 2004 (the “Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”) and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) (individually, the “Party;” collectively, the “Parties”).

RECITALS

WHEREAS, Altiris has developed certain software for deploying and managing computers;

WHEREAS, HP desires to license and distribute such software on certain HP hardware;

WHEREAS, the Parties have previously entered into a Software License and Distribution Agreement dated November 12, 1999, as amended (the “Agreement”), that grants HP license and distribution rights to certain Altiris software products and services; and

WHEREAS, the Parties desire to amend the Agreement to provide for the license and distribution of such Altiris software with certain HP hardware.

NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parties as contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

I.	DEFINITIONS

All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.

II.	MODIFICATIONS. The Agreement is amended and supplemented as follows:

1.	Section 1 of the Agreement is amended by adding the following new definitions:

“1.17 DS-Client Software. “DS-Client Software” shall mean Altiris Deployment Solution for Clients v6.0 software (formerly known as Altiris eXpress deployment server software) and any Updates or Upgrades thereto that is released by Altiris for general distribution to its other licensees. As used in this subsection 1.17, the term “Update” means a fix or compilation of fixes (e.g., service packs) released by Altiris during the term of this Agreement to correct operational defects or program bugs in the software. The term “Upgrades” means any new version of the software product that bears the same product name, including version changes evidenced by a number change immediately to the right or

ALTIRIS – HP CONFIDENTIAL

left of the decimal (e.g., Altiris Deployment Solution for Clients v6.0 to v6.1 or Altiris Deployment Solution for Clients v6.0 to v7.0).

“1.18 Blade PCs. “Blade PCs” shall mean the following HP equipment, which may be revised upon written agreement by both Parties: [*]

“1.19 [*]

2.	Section 3 of the Agreement is amended by adding the following new subsections:

“3.16 Bundling License – DS-Client Software. Subject to the terms and conditions of this Agreement and HP’s compliance therewith, HP is authorized and licensed to Bundle copies of the DS-Client Software with [*] and to distribute such [*] to end users (the “Blade PC Bundling License”). As used in this subsection 3.16, the term “Bundle” shall mean to deliver the DS-Client Software with and directly connected to the sale, delivery, or installation of the Blade PC Enclosure, even if via web distribution using licensed key methodology or by including a CD or other diskette with the Blade PC Enclosure. The Blade PC Bundling License shall commence on the Effective Date of this Amendment and continue for a period of one year (“Initial Term”). Upon the expiration of this initial period, this Blade PC Bundling License shall automatically renew for successive one year periods (each, a “Renewal Term”), unless either Party gives the other written notice of non-renewal at least 180 days before the end of the Initial Term or any Renewal Term.”

3.	Section 9 of the Agreement is amended by adding the following new subsections:

“9.19 Royalties on DS-Client Software. HP shall include 20 single node licenses of the DS-Client Software with each Blade PC Enclosure shipped during the term of the Blade PC Bundling License. HP shall pay to Altiris [*].

[*]	This provision is the subject of a Confidential Treatment Request.

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“9.20 Blade PCs Reports. HP shall provide Altiris a monthly report setting forth the number of node licenses shipped with [*] for the applicable month and the royalty due Altiris. Altiris shall invoice HP at the end of each HP fiscal quarter (January 31, April 30, July 31, and October 31) for royalty payments based on these monthly reports.”

4.	Altiris will provide support for the DS-Client Software pursuant to the support provisions in Section 6 of the License and Distribution Agreement executed by the Parties on August 21, 2001.

5.	Sections 3.6, 3.10, and 5.10 of the Agreement (as amended) shall apply to DS-Client Software in the same manner that it applies to Resale Products.

6.	Sections 5.10, 10.1, 10.4, 12.1(a), 12.2, 12.3, 12.4 and 15.10 of the Agreement (as amended) shall apply to DS-Client Software in the same manner that it applies to Licensed Software.

7.	Section 7.4 of the Agreement shall apply to DS-Client Software in the same manner that it applies to Distributable Programs.

III.	CONFLICTS

All other terms not expressly amended in this Amendment shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, as amended, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

ALTIRIS, INC.		HEWLETT-PACKARD COMPANY

Signature	/s/ Rob Wellman	Signature	/s/ Jeff Groudan

Print Name	Rob Wellman	Print Name	Jeff Groudan

Title	VP Strategic Alliance	Title	Vice President, BPC Marketing

Date	4-26-2004	Date	4/26/2004

Reviewed by Altiris Legal		PSG CONTRACTS Hewlett-Packard Co.

By:	EKG	APPROVED:	T. Woo

Date:	4/26/04	DATE:	4-26-04

[*]	This provision is the subject of a Confidential Treatment Request.